FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Howard Griffith Fidelity Southern (404) 240-1504

FIDELITY SOUTHERN CORPORATION
REPORTS 2004 FOURTH QUARTER AND YEAR-END EARNINGS

     ATLANTA, GA (January 24, 2005) – Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported fourth quarter 2004 net income of $2,161,000 compared to $817,000 for the fourth quarter of 2003, a 164.5% increase. Basic and diluted earnings per share on net income for the fourth quarter of 2004 were $.24 compared to $.09 for the same period in 2003, a 166.7% increase.

     Net income for the year ended December 31, 2004, was $7,632,000 compared to $3,831,000 for 2003, a 99.2% increase. Basic earnings per share on net income for the year ended December 31, 2004, were $.85 compared to $.43 for 2003, a 97.7% increase. Diluted earnings per share for the year ended December 31, 2004, were $.84 compared to $.43 for 2003, a 95.3% increase.

     Chairman James B. Miller, Jr. said, “Fourth quarter and 2004 net income continued to show significant improvement. Fidelity has delivered strong results in 2004, with increased net interest income generated by significant loan growth and a higher average level of investment securities, a 5.8% increase in noninterest income, and a strong 7.4% decline in noninterest expense.” Miller said, “We are entering 2005 with increased enthusiasm and anticipate better than a 20% increase in net income in 2005.” This increase in earnings will come primarily from increased net interest income due to 2004’s increase in earning assets and the outlook for continued strong loan growth, along with continued expense control and improved asset quality.

     Net interest income for the fourth quarter of 2004 increased $1.2 million or 13.9% when compared to the same quarter of 2003 as the increase in interest income was partially offset by the $894,000 increase in interest expense. The increase in total interest income was primarily attributable to the $157 million or 15.7% increase in average interest-earning assets, offset in part by a three basis point decline in the yield on average interest-earning assets. The increase in total interest expense was due to the two basis point increase in the cost of average interest-bearing liabilities and the $137 million or 15.8% increase in average interest-bearing liabilities. The net interest margin for the fourth quarter of 2004 was 3.32% compared to 3.37% for the same quarter of 2003.

     Net interest income for the year ended December 31, 2004, was $35.7 million compared to $32.9 million for 2003, an 8.7% increase. Total interest income for the year ended December 31, 2004, increased 5.3% or $3.0 million compared to the same period of 2003. The increase in total interest income was attributable to a 13.0% increase in average interest-earning assets of

Fourth Quarter Earnings Release
January 24, 2005

$129 million, offset in part by a 40 basis point decline in the yield on average interest-earning assets. The yield on average interest-earning assets was 5.37% for 2004 compared to 5.77% for 2003.

     Total interest expense for 2004 increased $123,000 or .5% compared to the same period in 2003, as the 14.0% increase in average interest-bearing liabilities was substantially offset by the decrease in total interest expense attributable to the 33 basis point decline in the cost of average interest-bearing liabilities. The net interest margin for 2004 was 3.22% compared to 3.35% for 2003.

     For the fourth quarter of 2004 and the year ended December 31, 2004, the provision for loan losses was $1.2 million and $4.8 million, respectively, compared to $1.0 million and $4.8 million, respectively, for the same periods of 2003. The primary reason the provision for loan losses for 2004 approximated that for 2003, while net charge-offs in 2004 were $2.5 million compared to $4.2 million in 2003, a 39.9% decrease, was due to significant loan growth. The 2004 ratio of net charge-offs to average loans outstanding was .29% compared to .54% for 2003. The decrease in net charge-offs in 2004 was primarily due to recoveries of $456,000 exceeding charge-offs of $384,000 in commercial loans compared to commercial loan net charge-offs of $1.3 million in 2003. The decline in net charge-offs was due to improving loan quality overall and the $448,000 increase in total recoveries. The allowance for loan losses as a percentage of loans outstanding at December 31, 2004, was 1.27% compared to 1.25% at December 31, 2003. The $2.3 million increase in the allowance for loan losses during 2004 was primarily due to loan growth.

     Nonperforming loans were $1.6 million at December 31, 2004, or .16% of total loans, compared to $2.2 million or .27% of total loans at December 31, 2003, representing a 29.7% decline in nonperforming loans. Total nonperforming assets were $2.9 million at December 31, 2004, or .29% of total loans and repossessions compared to $4.1 million or .49% of total loans and repossessions at December 31, 2003, representing a 30.0% decline in nonperforming assets.

     Noninterest income was $3.3 million and $14.6 million, respectively, for the fourth quarter and the year ended December 31, 2004, compared to $2.8 million and $13.8 million, respectively, for the same periods in 2003. Noninterest income for the quarter and the year ended December 31, 2004, benefited primarily from increases in indirect lending, SBA lending and brokerage activities, offset in part by declines in mortgage lending activities, service charges and other fees and charges.

     The increased revenue from indirect lending activities was due to increased loan production from an expanded sales staff and the related gains on sales of loans, coupled with increased servicing fee income. Indirect loan production for 2004 increased 33.3% or $112 million to $448 million when compared to the same period last year. At December 2004, Fidelity was servicing $233 million in indirect automobile loans for others compared to $185 million at December 31, 2003. Income from indirect automobile lending activities is heavily driven by current loan production and will vary with significant changes in automobile sales in Fidelity’s markets, which are predominately Georgia and Florida. During the late fall of 2004, Florida was hit with several hurricanes, and automobile manufacturers aggressively promoted sales by offering rebates and lowering loan rates through their captive finance companies. Each of these negatively impacted Fidelity’s fourth quarter loan production compared to prior

Fourth Quarter Earnings Release
January 24, 2005

quarters, although fourth quarter 2004 loan production exceeded that for the same period in 2003.

     The increases in comparative fourth quarter and annual revenue from brokerage activities compared to the same periods of 2003 were due to increased volume. The increased revenues from SBA lending activities were due to increased loan production and sales. The decline in mortgage banking activity revenue has been due to a significant reduction in mortgage loan production because of rising mortgage interest rates in late 2003 and in 2004.

     Noninterest expense for the fourth quarter of 2004 declined $671,000 or 7.3% to $8.5 million when compared to the same quarter of 2003, due primarily to decreases in salaries and benefits, other insurance, occupancy and other expenses. Noninterest expense for 2004 declined $2.7 million or 7.4% to $34.1 million when compared to 2003 due primarily to declines in the same expense categories.

     The $703,000 decline in professional and other services for 2004 compared to 2003 was primarily due to the resolution of legal and regulatory issues and decreases in consulting expenses. The fourth quarter and year-to-date decreases in insurance expense were due to a reduction in the cost of insurance coverages for policies covering the twelve months beginning May 1, 2004. The decline in insurance cost was due to the decline in Fidelity’s risk profile resulting from the divestiture of certain lines of business in 2002 and the resolution of regulatory issues in 2003. Fidelity experienced declining costs in most other expense categories, as well.

     As of December 31, 2004, total assets were $1.224 billion compared to $1.092 billion at December 31, 2003, a 12.1% increase. In other year-ago comparisons, investment securities declined 13.1% to $166 million, total loans increased 19.5% to $995 million, deposits increased 14.5% to $1.016 billion and shareholders’ equity increased 10.8% to $79 million. The $162 million growth in total loans was primarily funded by the growth in deposits and declines in Federal funds sold and investment securities.

     In December 2003, FASB amended Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” to clarify that trust preferred securities such as those issued by Fidelity must be deconsolidated for financial reporting purposes no later than the end of the first reporting period ending after March 15, 2004. Fidelity has adopted FIN 46 (Revised) and consequently, the $35.5 million of trust preferred securities issued by Fidelity are no longer consolidated for financial reporting purposes. Thus, the equity investments in the subsidiaries created to issue the obligations, the obligations themselves and related dividend income and interest expense are reported on a deconsolidated basis, with the investments reported as investments held-to-maturity and dividends included as investment interest income. The obligations are reported as subordinated debt, with related interest expense reported as interest on subordinated debt. This change had no impact on net income or regulatory capital ratios. Financial statements for prior periods have not been restated to reflect the deconsolidation of the trust preferred issues.

     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and

Fourth Quarter Earnings Release
January 24, 2005

products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects” and “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2003 Annual Report to Shareholders and the 2003 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

     Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity’s products and services, please visit the company’s web site at www.FidelitySouthern.com.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE QUARTERS ENDED		FOR THE YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2004	2003	2004	2003
INTEREST INCOME
LOANS, INCLUDING FEES	$13,857	$12,064	$50,843	$49,913
INVESTMENT SECURITIES	2,070	1,827	8,727	6,610
FEDERAL FUNDS SOLD	41	17	115	155
DEPOSITS WITH OTHER BANKS	4	3	15	40

TOTAL INTEREST INCOME	15,972	13,911	59,700	56,718

INTEREST EXPENSE
DEPOSITS	5,109	4,226	18,797	18,817
SHORT-TERM BORROWINGS	151	386	669	1,307
TRUST PREFERRED SECURITIES	—	736	—	2,614
SUBORDINATED DEBT	792	—	3,084	789
OTHER LONG-TERM DEBT	327	137	1,411	311

TOTAL INTEREST EXPENSE	6,379	5,485	23,961	23,838

NET INTEREST INCOME	9,593	8,426	35,739	32,880

PROVISION FOR LOAN LOSSES	1,200	1,000	4,800	4,750

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,393	7,426	30,939	28,130

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,014	1,121	4,454	4,989
OTHER FEES AND CHARGES	289	257	1,134	1,159
MORTGAGE BANKING ACTIVITIES	450	246	1,917	2,808
BROKERAGE ACTIVITIES	201	142	683	437
INDIRECT LENDING ACTIVITIES	1,018	852	4,321	3,039
SBA LENDING ACTIVITIES	76	—	768	35
SECURITIES GAINS, NET	84	—	384	331
OTHER OPERATING INCOME	209	194	889	958

TOTAL NONINTEREST INCOME	3,341	2,812	14,550	13,756

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	4,613	4,714	17,876	18,755
FURNITURE AND EQUIPMENT	728	737	2,953	2,756
NET OCCUPANCY	907	1,025	3,616	3,891
COMMUNICATION EXPENSES	331	344	1,375	1,433
PROFESSIONAL AND OTHER SERVICES	636	669	2,340	3,043
STATIONERY, PRINTING AND SUPPLIES	159	225	661	886
INSURANCE EXPENSES	133	320	780	1,059
OTHER OPERATING EXPENSES	998	1,142	4,469	4,968

TOTAL NONINTEREST EXPENSE	8,505	9,176	34,070	36,791

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	3,229	1,062	11,419	5,095
INCOME TAX EXPENSE	1,068	245	3,787	1,342

INCOME FROM CONTINUING OPERATIONS	$2,161	$817	$7,632	$3,753

	FOR THE QUARTERS ENDED		FOR THE YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2004	2003	2004	2003
INCOME FROM CONTINUING OPERATIONS	$2,161	$817	$7,632	$3,753

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS (NET OF INCOME TAXES OF $-0-, $-0-, $-0- AND $37, RESPECTIVELY)	—	—	—	78

NET INCOME	$2,161	$817	$7,632	$3,831

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.24	$0.09	$0.85	$0.42

DILUTED EARNINGS PER SHARE	$0.24	$0.09	$0.84	$0.42

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.24	$0.09	$0.85	$0.43

DILUTED EARNINGS PER SHARE	$0.24	$0.09	$0.84	$0.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,119,224	8,874,347	9,003,626	8,865,059

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,204,286	9,011,407	9,097,733	8,966,419

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	DECEMBER 31,	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2004	2003
ASSETS

CASH AND DUE FROM BANKS	$24,465	$21,450
FEDERAL FUNDS SOLD	9,274	18,566
INVESTMENTS AVAILABLE-FOR-SALE	114,137	145,280
INVESTMENTS HELD-TO-MATURITY	51,913	45,749
LOANS HELD-FOR-SALE	34,063	37,291
LOANS	961,226	795,738
ALLOWANCE FOR LOAN LOSSES	(12,174)	(9,920)

LOANS, NET	949,052	785,818
PREMISES AND EQUIPMENT, NET	13,512	13,916
OTHER REAL ESTATE	665	938
ACCRUED INTEREST RECEIVABLE	5,233	4,897
OTHER ASSETS	21,403	18,014

TOTAL ASSETS	$1,223,717	$1,091,919

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$116,420	$111,500
INTEREST BEARING DEMAND/ MONEY MARKET	251,308	169,357
SAVINGS	126,761	130,992
TIME DEPOSITS, $100,000 AND OVER	201,780	172,315
OTHER TIME DEPOSITS	320,108	303,815

TOTAL DEPOSIT LIABILITIES	1,016,377	887,979

FED FUNDS PURCHASED/SECURITIES SOLD/ OTHER SHORT-TERM BORROWINGS	27,212	23,396
SHORT-TERM BORROWINGS	25,000	24,500
TRUST PREFERRED SECURITIES	—	35,500
SUBORDINATED DEBT	36,598	—
OTHER LONG-TERM DEBT	34,000	45,425
ACCRUED INTEREST PAYABLE	2,864	2,786
OTHER LIABILITIES	2,857	1,207

TOTAL LIABILITIES	1,144,908	1,020,793

SHAREHOLDERS’ EQUITY

COMMON STOCK	42,725	40,516
TREASURY STOCK	(66)	(69)
ACCUMULATED OTHER COMPREHENSIVE INCOME	(103)	259
RETAINED EARNINGS	36,253	30,420

TOTAL SHAREHOLDERS’ EQUITY	78,809	71,126

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,223,717	$1,091,919

BOOK VALUE PER SHARE	$8.64	$8.01

SHARES OF COMMON STOCK OUTSTANDING	9,120,135	8,877,847

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
FROM CONTINUING OPERATIONS
(UNAUDITED)

	December 31,	December 31,
(DOLLARS IN THOUSANDS)	2004	2003
BALANCE AT BEGINNING OF PERIOD	$9,920	$9,404
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	384	1,398
REAL ESTATE-CONSTRUCTION	—	—
REAL ESTATE-MORTGAGE	13	232
CONSUMER INSTALLMENT	3,211	3,218

TOTAL CHARGE-OFFS	3,608	4,848
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	456	82
REAL ESTATE-CONSTRUCTION	—	—
REAL ESTATE-MORTGAGE	52	3
CONSUMER INSTALLMENT	554	529

TOTAL RECOVERIES	1,062	614

NET CHARGE-OFFS	2,546	4,234
PROVISION FOR LOAN LOSSES	4,800	4,750

BALANCE AT END OF PERIOD	$12,174	$9,920

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.29%	0.54%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.27%	1.25%

NONPERFORMING ASSETS
FROM CONTINUING OPERATIONS
(UNAUDITED)

	December 31,	December 31,
(DOLLARS IN THOUSANDS)	2004	2003
NONACCRUAL LOANS	$1,578	$2,244
REPOSSESSIONS	625	918
OTHER REAL ESTATE	665	938

TOTAL NONPERFORMING ASSETS	$2,868	$4,100

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$2	$195

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	0.00%	0.02%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.29%	0.49%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

			Percent change
	December 31,	December 31,	Dec. 31, 2004/
(DOLLARS IN THOUSANDS)	2004	2003	Dec. 31, 2003
TOTAL LOANS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$115,862	$72,504	59.80%
TAX-EXEMPT COMMERCIAL	6,245	8,144	-23.32%

TOTAL COMMERCIAL, FINANCIAL AND AGRICULTURAL	122,107	80,648	51.41%
REAL ESTATE-CONSTRUCTION	158,163	120,179	31.61%
REAL ESTATE-MORTGAGE	187,283	181,762	3.04%
CONSUMER INSTALLMENT	493,673	413,149	19.49%

LOANS	961,226	795,738	20.80%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	4,063	2,291	77.35%
INDIRECT AUTO LOANS	30,000	35,000	-14.29%

TOTAL LOANS HELD-FOR-SALE	34,063	37,291	-8.66%

TOTAL LOANS	$995,289	$833,029

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	FOR THE QUARTERS ENDED
	December 2004			December 2003
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$965,667	$13,774	5.68%	$830,674	$11,976	5.72%
Tax-exempt (1)	6,890	123	7.10%	8,113	135	6.60%

Total loans	972,557	13,897	5.69%	838,787	12,111	5.73%

Investment securities
Taxable	172,840	2,070	4.81%	151,196	1,827	4.84%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	172,840	2,070	4.81%	151,196	1,827	4.84%

Interest-bearing deposits	870	4	1.92%	1,107	3	0.92%
Federal funds sold	8,908	41	1.82%	7,381	17	0.92%

Total interest-earning assets	1,155,175	16,012	5.52%	998,471	13,958	5.55%

Cash and due from banks	21,726			20,662
Allowance for loan losses	(11,953)			(10,059)
Premises and equipment, net	13,009			14,186
Other real estate owned	258			2,210
Other assets	24,987			20,301

Total assets	$1,203,202			$1,045,771

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$250,237	$942	1.50%	$168,417	$501	1.18%
Savings deposits	123,215	631	2.04%	121,974	503	1.64%
Time deposits	517,356	3,536	2.72%	471,874	3,223	2.71%
	-
Total interest-bearing deposits	890,808	5,109	2.28%	762,265	4,227	2.20%

Federal funds purchased	5,478	31	2.22%	4,217	14	1.32%
Securities sold under agreements to repurchase	20,194	56	1.11%	19,502	54	1.09%
Other short-term borrowings	10,701	64	2.37%	26,326	318	4.80%
Subordinated debt	36,598	784	8.53%	—	—	0.00%
Long-term debt	39,011	335	3.42%	53,687	873	6.45%

Total interest-bearing liabilities	1,002,791	6,379	2.53%	865,997	5,486	2.51%

Noninterest-bearing :
Demand deposits	116,165			105,333
Other liabilities	6,371			4,098
Shareholders’ equity	77,875			70,343

Total liabilities and shareholders’ equity	$1,203,202			$1,045,771

Net interest income / spread		$9,633	2.99%		$8,472	3.04%

Net interest margin			3.32%			3.37%

(1)	Interest income includes the effect of taxable-equivalent adjustment for December 2004 and December 2003 of $40 and $47 respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	FOR THE YEARS ENDED
	December 2004			December 2003
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$915,360	$50,479	5.51%	$824,850	$49,623	6.02%
Tax-exempt (1)	7,743	553	7.15%	6,393	441	6.89%

Total loans	923,103	51,032	5.53%	831,243	50,064	6.02%

Investment securities
Taxable	181,053	8,726	4.82%	137,458	6,610	4.86%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	181,053	8,726	4.82%	137,458	6,610	4.86%

Interest-bearing deposits	1,268	15	1.20%	3,501	40	1.13%
Federal funds sold	9,725	116	1.18%	14,283	155	1.08%

Total interest-earning assets	1,115,149	59,889	5.37%	986,485	56,869	5.77%

Cash and due from banks	21,251			21,091
Allowance for loan losses	(11,116)			(10,477)
Premises and equipment, net	13,389			14,420
Other real estate owned	457			2,085
Other assets	23,521			20,923

Total assets	$1,162,651			$1,034,527

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$223,827	$3,169	1.42%	$162,306	$1,978	1.22%
Savings deposits	118,566	2,069	1.75%	116,463	2,006	1.72%
Time deposits	515,499	13,559	2.63%	480,655	14,834	3.09%

Total interest-bearing deposits	857,892	18,797	2.19%	759,424	18,818	2.48%

Federal funds purchased	4,327	79	1.80%	2,370	33	1.41%
Securities sold under agreements to repurchase	17,844	191	1.07%	22,686	255	1.12%
Other short-term borrowings	10,931	399	3.65%	20,233	1,019	5.04%
Subordinated debt	36,598	3,052	8.34%	8,589	789	9.19%
Long-term debt	43,607	1,443	3.31%	38,317	2,924	7.63%

Total interest-bearing liabilities	971,199	23,961	2.47%	851,619	23,838	2.80%

Noninterest-bearing :
Demand deposits	111,923			105,758
Other liabilities	5,392			6,183
Shareholders’ equity	74,137			70,967

Total liabilities and shareholders’ equity	$1,162,651			$1,034,527

Net interest income / spread		$35,928	2.90%		$33,031	2.97%

Net interest margin			3.22%			3.35%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2004 and 2003 of $189 and $151 respectively.